Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation of reference on Form S-8 of our report dated June 14, 2002 with respect to the financial statements of Torchmail Communications, Inc. included in the Annual Report on Form 10-KSB for the year ended March 31, 2002.

    /s/ Jones Simkins, LLP
        ------------------
        Jones Simkins, LLP
        June 11, 2003